UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2004

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 16, 2004, Photon Dynamics’ Board of Directors amended Photon Dynamics’ form of indemnification agreement by amending section 9 of the agreement to provide that Photon Dynamics will use its commercially reasonable best efforts to obtain directors and officers liability insurance. A copy of the form of indemnification agreement, as so amended, is attached as Exhibit 10.1 to this current report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 16, 2004, Photon Dynamics’ Board of Directors increased the size of the Board to seven members, and appointed each of Terry H. Carlitz and Curt Wozniak as members of Photon Dynamics’ Board. Each of Ms. Carlitz and Mr. Wozniak was appointed to serve as a member of the Board until the next annual meeting of shareholders and until their successors are elected and qualified.

     Photon Dynamics currently expects that, at its next Board meeting, each of Ms. Carlitz and Mr. Wozniak will be appointed to both the Audit Committee the Nominating and Corporate Governance Committee of the Board of Directors of Photon Dynamics, and that the committees of the Board will be reconstituted at that meeting as follows:

Audit Committee:	Nicholas Braithwaite
Terry H. Carlitz
E. Floyd Kvamme
Curt Wozniak

Compensation and Employee
Ownership Committee:	Nicholas Brathwaite
Michael J. Kim
E. Floyd Kvamme

Nominating and Corporate
Governance Committee:	Terry H. Carlitz
Michael J. Kim
Curt Wozniak

     Consistent with Photon Dynamics’ current compensation policy for outside directors, each of Ms. Carlitz and Mr. Wozniak will receive the cash compensation and stock option compensation as follows:

     1. An annual retainer fee of $15,000, plus a per Board meeting fee of $2,000 for in person meetings and $1,000 for telephonic meetings.

     2. In addition to their Board compensation, a per meeting fee of $1,000 for in person meetings and $500 for telephonic meetings for each of the committees upon which they serve.

     3. If Ms. Carlitz or Mr. Wozniak serves as the chairperson of a committee, in addition to his or her Board compensation and committee attendance fees, an annual retainer as follow: Chairperson of the Audit Committee - $15,000; and Chairperson of the Nominating and Corporate Governance Committee - $3,000.

     Under Photon Dynamics’ 1995 Stock Option Plan (the “Option Plan”), each of Ms. Carlitz and Mr. Wozniak is automatically entitled to receive, (a) an option to purchase 20,000 shares of Photon Dynamics common stock upon his or her initial election or appointment to Photon Dynamics’ Board, and (b) immediately following each annual meeting of Photon Dynamics’ shareholders, an option to purchase an additional 7,500 shares of Photon Dynamics’ common stock, provided such non-employee director has provided services to Photon Dynamics for at least one year. These option grants are non-discretionary and are automatically granted under the Option Plan without further action by Photon Dynamics, the Board or Photon Dynamics shareholders. The full terms of these stock options are described in Photon Dynamics’ proxy statement relating to Photon Dynamics’ annual meeting of shareholders held on January 26, 2004, filed with the United States Securities and Exchange Commission on December 24, 2003.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement to be used between the Registrant and each of its executive officers and directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Photon Dynamics, Inc.
Dated: December 20, 2004	By:	/s/ Richard Okumoto
Richard Okumoto
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement to be used between the Registrant and each of its executive officers and directors.